UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 16, 2010
FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23975	42-1556195

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

726 Exchange Street, Suite 618, Buffalo, NY	14210

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (716) 819-5500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
          On March 19, 2010, First Niagara Financial Group, Inc. (the “Company”) issued and sold $300 million aggregate principal amount of its 6.750% Senior Notes due 2020 (the “Notes”). The Notes were sold pursuant to an Underwriting Agreement, dated March 16, 2010 (the “Underwriting Agreement”), among the Company and the underwriters listed in Schedule I thereto. The Notes were offered and sold under the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-153640), as supplemented by a final prospectus supplement dated March 16, 2010. The Company received $298,050,000 in net proceeds, before expenses, from the sale of the Notes. The Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.
     The terms of the Notes are governed by a senior notes indenture, dated as of September 4, 2009, as amended and supplemented by a second supplemental indenture, dated March 19, 2010, between the Company and The Bank of New York Mellon, as trustee. The second supplemental indenture, which includes the form of the Notes, is attached hereto as Exhibit 4.1 and incorporated herein by reference.
     A press release announcing the issuance and sale of the Notes is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement for the 6.750% Senior Notes due 2020, dated March 16, 2010, between First Niagara Financial Group, Inc. and the underwriters listed in Schedule I thereto.

4.1	Second Supplemental Indenture, dated March 19, 2010, between First Niagara Financial Group, Inc. and The Bank of New York Mellon, as trustee.

4.2	Form of 6.750% Senior Notes due 2020 (included in Exhibit 4.1).

99.1	Press release dated March 19, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.
DATE: March 19, 2010	By:	/s/ Michael W. Harrington
Michael W. Harrington
Chief Financial Officer (Duly authorized representative)

EXHIBIT INDEX
     A press release announcing the issuance and sale of the Notes is attached hereto as Exhibit 99.1.
The following exhibits are filed as part of this report:

Exhibit No.	Description
1.1	Underwriting Agreement for the 6.750% Senior Notes due 2020, dated March 16, 2010, between First Niagara Financial Group, Inc. and the underwriters listed in Schedule I thereto.

4.1	Second Supplemental Indenture, dated March 19, 2010, between First Niagara Financial Group, Inc. and The Bank of New York Mellon, as trustee.

4.2	Form of 6.750% Senior Notes due 2020 (included in Exhibit 4.1).

99.1	Press release dated March 19, 2010.